UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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☐      Preliminary Proxy Statement
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☐     Definitive Proxy Statement
☐     Definitive Additional Materials
☑     Soliciting Material Pursuant to §240.14a-12
Feldman Mall Properties, Inc

(Name of Registrant as Specified In Its Charter)
James W. Sight

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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SECURITY HOLDERS SHOULD READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT CONTAINS IMPORTANT INFORMATION. SECURITY HOLDERS AND INVESTORS MAY OBTAIN A COPY OF THE PROXY STATEMENT WHEN IT IS AVAILABLE FROM THE SEC WEBSITE WITHOUT COST.

Jacob W. Bayer, Jr. jbayer@stklaw.com Direct Dial (816) 374-0555 Direct Fax (816) 817-0103 Fax (816) 374-0509
April 25, 2008
REGULAR U.S. MAIL
VIA FEDERAL EXPRESS
Feldman Mall Properties, Inc.
Attn: Secretary, Thomas E. Wirth
1010 Northern Boulevard
Suite 314
Great Neck, NY 11021
     RE:     Notice of Proposal at 2008 Annual Meeting of Stockholders
Dear Mr. Wirth:
     We represent James W. Sight (the “Stockholder”), a significant shareholder of Feldman Mall Properties, Inc. (the “Company”). On behalf of the Stockholder we hereby furnish the Company with notice of Stockholder’s intention to nominate the Stockholder, Charles L. Frischer and Mark S. Tennenbaum (each a “Proposed Nominee” and collectively, the “Proposed Nominees”) as directors at the Company’s 2008 Annual Meeting of the Stockholders (the “Annual Meeting”). The attached table sets forth for each Proposed Nominee (i) the name, age, business address and residence address of such individual, (ii) the class, series and number of any shares of the Company’s stock that are beneficially owned by such individual, (iii) the date such shares were acquired and the investment intent of such acquisition, and (iv) other relevant information required for such proxy. In addition to the Proposed Nominees, the Stockholder would not be opposed to Lawrence Feldman’s re-election as a director at the Annual Meeting.
     Each of the Proposed Nominees is a citizen of the United States of America and has consented to being named in a proxy statement to be used in the solicitation of proxies for their election as directors and to serve as a director of the Company if elected pursuant to such solicitation. None of the Proposed Nominees has, during the past five years, been:
     (i) Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offensives);
                Twelve Wyandotte Plaza, 120 W. 12th Street, Kansas City, MO 64105 • (816) 421-3355 • www.stklaw.com
Kansas City, MO • Overland Park, KS • Springfield, MO • Denver, CO • Phoenix, AZ • St. Joseph, MO

Feldman Mall Properties, Inc.
April 25, 2008

     (ii) The subject of any order, judgment or decree not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:
          a. acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leveraged transaction merchant, any other person regulated by the Commodities Futures Trading Commission, or an associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;
          b. engaging in any type of business practice; or
          c. engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodity laws;
     (iii) The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority, authority baring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity in (ii)(a) above, or to be associated with persons engaged in any such activity;
     (iv) Found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission (the “Commission”) to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended or vacated; or
     (v) Found by a court of competent jurisdiction in a civil action or by the Commodities Future Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodities Future Trading Commission has not been subsequently reversed, suspended or vacated.
     Similarly, in the past five years, a petition under the Federal bankruptcy laws or any State insolvency law has not been filed by or against, or a receiver, fiscal agent or similar officer has not been appointed by a court for the business or property of any Proposed Nominee, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing.

Feldman Mall Properties, Inc.
April 25, 2008

     The Stockholder is a holder of record of 880,500 shares of common stock of Company entitled to vote at the Annual Meeting and intends to appear at the Annual Meeting to nominate the nominees.
     Stockholder hereby requests the Company provide him with a current list of security holders of the Company or otherwise comply with the provisions of Rule 14a-7 of the Securities and Exchange Act of 1934.
     Upon completion of the solicitation, the Stockholder intends to seek reimbursement from the Company for the expenses it incurs in connection with the proxy solicitation to be made in connection with nomination of the nominees. Successful election of one or more of the above Proposed Nominees by the shareholder shall be deemed a consent of the shareholder to reimburse the Stockholder for such costs and expenses.
Yours very truly,
/s/ Jacob W. Bayer, JR.
JACOB W. BAYER, JR.
As Attorney for James W. Sight

JWB:blh
Enclosure
cc:	Mr. James W. Sight
Mr. Charles L. Frischer
Mr. Mark S. Tennenbaum

Name, Age, Business Address & Residence Address	Present Principal Occupation or Employment (including the name, principal business and address of any corporation or other organization in which such employment is carried on and whether such corporation or organization is related to the Company and business experience during the last five years:
	current directorships)	Shares of Company Common Stock Beneficially Owned: Date When Acquired and the Investment Intent of Such Acquisition

Charles L. Frischer: Age 41; Business Address: c/o Zephyr Management, 320 Park Avenue, 28th Floor, New York, NY 10022 Residence Address: 30 W 63rd Street, Apartment 12M New York, New York 10023	Charles Frischer’s principal occupation is a Principal of Municipal Capital Appreciation Partners (“MCAP”); New York based private equity funds specializing in investments in multi-family housing and assisted living which can be financed with tax-exempt bonds. Mr. Frischer is responsible for the asset management of more than 3,000 apartment units at MCAP and directs the acquisition and financing of additional investments. Mr. Frischer is employed by Zephyr Management, Inc., MCAP’s management advisor. From 1995 to 2005 Mr. Frischer was a Senior Vice President of Capri Capital, a mortgage banking firm which specialized in financing multi-family and other commercial assets. While at Capri Mr. Frischer financed more than $800 million of income producing assets. Prior to 1995 Mr. Frischer was an Asset Specialist with the Resolution Trust Corporation in Washington, DC, managing the sale of tax-exempt bond financed assets on behalf of failed savings and loan institutions and a licensed real estate salesperson for Advance Realty Associates. Mr. Frischer holds a BA in Government from Cornell University (1988).	Shares Beneficially Owned: 491,198 Acquired: 6/14/06 — 4/16/08 Intent of Acquisition: Investment

James W. Sight: Age 52; Business/Residence Address: 2100 Brookwood, Shawnee Mission, KS 66208	Jim Sight’s principal occupation is as a private investor. Mr. Sight currently serves as a director of LSB Industries (AMX LXU), 16 S. Pennsylvania Avenue, Oklahoma City, OK 73107-7024. Over the past five years, in addition to his private investing activities, Mr. Sight has (i) served as a	Shares Beneficially Owned: 880,500 Acquired: 11/2/07 — 4/17/08 Intent of Acquisition: Investment

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consultant to Westmoreland Coal (AMX WLB) and was active in the reorganization including emergence from Chapter 11 of this coal and power company (1995 — 2006), and (ii) served as a director for Programmers Paradise (NASD PROG) (2001 — 2005). Mr. Sight has previously served as a director of Nevada Chemicals (NASD NCEM) (2000 — 2001), of U.S. Home Corporation (NYSE-UH) (1993 — 2000), and United Recycling Industries, f/k/a Diversified Industries (NYSE-DMC) (1995 — 2000). Mr. Sight served as co-chairman of the board from 1992 — 1995 for Metro Airline and was the owner and founder of Sight Leasing Company from 1977 — 1992. Mr. Sight holds a BS in Finance from the University of Pennsylvania Wharton School of Economics (1977).

Mark S. Tennenbaum; Age 48; Business/Residence Address: 445 24th Street, Santa Monica, California 90402	Mr. Tennenbaum’s principal occupation is as a private investor. Mr. Tennenbaum currently serves (i) as an independent director for Kaiser Group Holdings and is Chairman of its Compensation Committee and a member of its Audit Committee, and (ii) serves as director for Mail Route, Inc. Mr. Tennenbaum is the managing member of AM Golf, LLC and management committee member of AC Golf, LLC. He also serves as CFO for ReRun Partners, LLC (a 21 building apartment complex in Tempe, Arizona). From 1999 to 2002 he served as the co-founder, CFO and board member for Front Bridge Technologies, Inc. of Marina Del Ray, California which was acquired by Microsoft Corporation in 2005. He also served as the CFO for SoftAware Networks, Inc. of Marina Del Ray, California from 1999 until 2000. He holds an MBA in finance from the John E. Anderson Graduate School of Management, UCLA (1988), and a BS in Psychology from Pitzer College, Claremont Colleges, Claremont, California (1982).	Shares Beneficially Owned: 130,000 Acquired: 5/7/07 — 11/7/07 Intent of Acquisition: Investment

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